UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2008

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On March 11, 2008, Werner F. Wolfen notified the Board of Directors of Broadcom Corporation (the "Board") of his intention not to stand for re-election to the Board at the forthcoming 2008 Annual Meeting of Shareholders (the "Annual Meeting"). Mr. Wolfen is retiring after almost 14 years of service to Broadcom as an independent director.

Also on March 11, 2008, Maureen E. Girkins notified the Board of her intention not to stand for re-election to the Board at the Annual Meeting. Ms. Girkins recently assumed the position of President and Chief Executive Officer of another company and determined not to seek re-election to the Board of Broadcom in light of the significant time requirements of her new position.

Mr. Wolfen and Ms. Girkins currently serve as members of the Compensation Committee, and Ms. Girkins serves as a member of the Nominating & Corporate Governance Committee, of the Board. They will continue to serve on the Board and the respective committees until the Annual Meeting.

The Board has commenced a search for new independent directors to succeed Mr. Wolfen and Ms. Girkins. However, the Board is not required to replace Mr. Wolfen or Ms. Girkins and may not recruit suitable candidates prior to the Annual Meeting. In that event, the size of the Board will be reduced to seven members effective with the departure of Mr. Wolfen and Ms. Girkins.

Item 8.01 Other Events.

On March 13, 2008, the Board decided to schedule the Annual Meeting for Thursday, June 19, 2008. The meeting will be held at Broadcom’s corporate headquarters, 5300 California Avenue, Irvine, California, at 10:00 a.m. local time. All shareholders of record as of the close of business on April 21, 2008 will receive notice of the meeting and copies of the meeting materials. Broadcom has changed the anticipated filing date for its definitive proxy statement for the Annual Meeting to April 28, 2008.

The date that the Annual Meeting will be held constitutes a change of more than 30 days from the anniversary of Broadcom’s 2007 Annual Meeting of Shareholders. As a result, Broadcom has extended the deadline for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 or Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended, for inclusion in its proxy materials for the 2008 Annual Meeting. The new deadline is April 7, 2008. Please address any shareholder proposals or notices of proposals in writing to the Secretary at Broadcom Corporation, P.O. Box 55005, Irvine, California 92619-5005. Any such proposal must comply with the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in Broadcom’s proxy materials, and may be omitted if not in compliance with applicable requirements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

March 17, 2008	By:	Eric K. Brandt

Name: Eric K. Brandt
Title: Senior Vice President & Chief Financial Officer